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As filed with the Securities and Exchange Commission on March 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Collegium Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	03-0416362 (I.R.S. Employer Identification Number)

100 Technology Center Drive, Suite 300
Stoughton, MA 02072
(781) 713-3699
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph Ciaffoni
President and Chief Executive Officer
100 Technology Center Drive, Suite 300
Stoughton, MA 02072
(781) 713-3699
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jennifer L. Porter, Esq. Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103 (215) 981-4000	Shirley R. Kuhlmann, Esq. Executive Vice President and General Counsel 100 Technology Center Drive, Suite 300 Stoughton, MA 02072 (781) 713-3699

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	1,041,667(1)	$15.63(2)	$15,572,921.65(2)	$2,021.37

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(c), calculated on the basis of the average of the high and low prices per share of the Registrant's common stock reported on The NASDAQ Global Select Market on March 12, 2020.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2020.

PROSPECTUS

COLLEGIUM PHARMACEUTICAL, INC.

1,041,667 shares of Common Stock

        This prospectus relates to the offer and sale by Assertio Therapeutics, Inc. ("Assertio") (collectively with any of the holder's transferees, pledgees, donees or successors, the "Selling Shareholder") of up to 1,041,667 shares of our common stock, par value $0.001 per share, issuable upon exercise of a warrant issued to the Selling Shareholder on November 8, 2018 in a transaction exempt from registration under the Securities Act of 1933, as amended. In connection with our acquisition of the U.S. rights to Nucynta ER and Nucynta IR from Assertio, which acquisition was consummated on February 13, 2020, we agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of our common stock underlying the warrant issued to Assertio.

        The Selling Shareholder may sell all or a portion of these shares from time to time, in amounts, at prices and on terms determined at the time of sale. The shares may be sold by any means described in the section of this prospectus entitled "Plan of Distribution" beginning on page 9 of this prospectus.

        We will not receive any proceeds from the sale of these shares. We will, however, receive cash proceeds equal to the total exercise price of any portion of the warrant that is exercised for cash.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "COLL." On March 13, 2020, the last reported sale price of our common stock was $17.36 per share.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2020.

        We have not, and the Selling Shareholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission. We do not, and the Selling Shareholder does not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        Information about the Selling Shareholder may change over time. Any changed information given to us by the Selling Shareholder will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the Selling Shareholder will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled "Where You Can Find Additional Information" and "Incorporation of Certain Documents by Reference" below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

        References in this prospectus to the terms "the Company," "Collegium," "we," "our" and "us" or other similar terms mean Collegium Pharmaceutical, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

 PROSPECTUS SUMMARY

        This summary highlights certain information about us, our business, this offering and selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in the notes. You should carefully read this entire prospectus supplement and the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should also carefully consider the information set forth under "Risk Factors" on page 4 and in the documents incorporated by reference into this prospectus.

Company Overview

        We are a specialty pharmaceutical company committed to being the leader in responsible pain management. Our first product, Xtampza® ER, or Xtampza ER, is an abuse-deterrent, extended-release, oral formulation of oxycodone. In April 2016, the U.S. Food and Drug Administration, or FDA, approved our new drug application for Xtampza ER for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. In June 2016, we announced the commercial launch of Xtampza ER.

        Our product portfolio also includes Nucynta ER and Nucynta IR, or the Nucynta Products. In December 2017, we entered into a Commercialization Agreement, as amended, or the Nucynta Commercialization Agreement, with Assertio Therapeutics, Inc. (formerly known as Depomed), or Assertio, pursuant to which we licensed the right to commercialize the Nucynta Products in the United States. Nucynta ER is an extended-release formulation of tapentadol that is indicated for the management of pain severe enough to require daily, around the clock, long-term opioid treatment, including neuropathic pain associated with diabetic peripheral neuropathy in adults, and for which alternate treatment options are inadequate. Nucynta IR is an immediate-release formulation of tapentadol that is indicated for the management of acute pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate in adults.

        We closed the transactions contemplated by the Nucynta Commercialization Agreement on January 9, 2018, and we began marketing the Nucynta Products in February 2018. On February 13, 2020, we closed our acquisition of certain assets related to the Nucynta Products, including the right to commercialize the Nucynta Products in the United States and certain regulatory and supply chain assets, from Assertio for an aggregate purchase price of $375.0 million, subject to certain adjustments as set forth in that certain Asset Purchase Agreement, dated as of February 6, 2020, by and between us and Assertio, which we refer to herein as the Nucynta Purchase Agreement.

Company Information

        Our predecessor was incorporated in Delaware in April 2002 under the name Collegium Pharmaceuticals, Inc. and in October 2003, our predecessor changed its name to Collegium Pharmaceutical, Inc. In July 2014, we reincorporated in the Commonwealth of Virginia pursuant to a merger whereby Collegium Pharmaceutical, Inc., a Delaware corporation, merged with and into Collegium Pharmaceutical, Inc., a Virginia corporation, with the Virginia corporation surviving the merger.

        Our headquarters are located at 100 Technology Center Drive, Suite 300, Stoughton, MA 02072 and our telephone number is (781) 713-3699. Our website address is www.collegiumpharma.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See "Where You Can Find Additional Information" and "Incorporation of Certain Documents by Reference."

NASDAQ Global Select Market Listing

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "COLL."

Assertio Warrant

        The Company has included in this prospectus 1,041,667 shares of common stock, or the Shares, underlying the warrant issued to Assertio on November 8, 2018 pursuant to the Nucynta Commercialization Agreement, at an exercise price of $19.20 per share, which we refer to herein as the Warrant. The Warrant was offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, or state securities laws, in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. In connection with the transactions contemplated by the Nucynta Purchase Agreement, we agreed to file a registration statement with the SEC covering the resale of the Shares.

 THE OFFERING

Securities being offered:	1,041,667 shares of our common stock issuable upon exercise of the warrant issued to Assertio on November 8, 2018 pursuant to the Nucynta Commercialization Agreement, at an exercise price of $19.20 per share.
Use of proceeds:

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the Selling Shareholder. We may receive proceeds upon any exercise of any portion of the Warrant for cash, in which case such proceeds will be used for general working capital purposes.

NASDAQ Global Select Market Symbol:	Our common stock is listed on The NASDAQ Global Select Market under the symbol "COLL." On March 13, 2020 the last reported sale price of our common stock was $17.36 per share.
Risk factors:	Investing in our securities involves risks. See "Risk Factors."

RISK FACTORS

        Investing in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully consider the risks, uncertainties and other factors described immediately below and in "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find Additional Information." These risks are not the only risks that we face. Additional risks not presently known to us or that we do not currently consider significant may also have an adverse effect on us. If any of the risks actually occur, our business, results of operations, cash flows or financial condition could suffer. We cannot assure you that any of the events discussed in the risk factors will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and if so our future prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price and value of our securities could decline, and you could lose all or part of your investment. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider the risk factors to be a complete discussion of all potential risks or uncertainties. Please also read carefully the section below titled "Special Note Regarding Forward-Looking Statements."

We or the third parties upon whom we depend may be adversely affected by natural disasters and/or health epidemics, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

        Natural disasters could severely disrupt our operations, and have a material adverse effect on our business, results of operations, financial condition and prospects. If a natural disaster, power outage, health epidemic or other event occurred that prevented us from using all or a significant portion of our facilities, that damaged critical infrastructure, such as the manufacturing facilities of our third-party contract manufacturers, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time.

        Our business could be adversely impacted by the effects of the coronavirus (COVID-19) outbreak, or by other epidemics. Our supply chain for other raw materials and critical components is worldwide and, accordingly, could be subject to disruption. A health epidemic or other outbreak, including the current coronavirus outbreak, may materially and adversely affect our business, financial condition and results of operations. The disaster recovery and business continuity plans we have in place, and the technology that we may rely upon to implement such plans, may prove inadequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which could have a material adverse effect on our business.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative of those terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

  •
  our ability to commercialize and grow sales of our products;

  •
  our ability to effectively manage our relationships with licensors and to commercialize products that we may in-license from third parties;

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  our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product;

  •
  the size of the markets for our products and any product candidates, and our ability to service those markets;

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  the success of competing products that are or become available;

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  our ability to obtain and maintain reimbursement and third-party payor contracts for our products;

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  the costs of commercialization activities, including marketing, sales and distribution;

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  the rate and degree of market acceptance of our products;

  •
  changing market conditions for our products;

  •
  the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P. and Teva Pharmaceuticals USA, Inc.;

  •
  the outcome of any governmental investigation related to the manufacture, marketing and sale of opioid medications;

  •
  the performance of our third-party suppliers and manufacturers;

  •
  our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and to manufacture adequate quantities of commercially salable inventory, particularly during the coronavirus (COVID-19) outbreak;

  •
  our ability to attract collaborators with development, regulatory and commercialization expertise;

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  our ability to obtain funding for our operations and business development;

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  our ability to comply with the terms of our outstanding indebtedness;

  •
  regulatory developments in the United States;

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  our ability to obtain and maintain sufficient intellectual property protection for our products and any product candidates;

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  our ability to comply with stringent government regulations relating to the manufacturing and marketing of pharmaceutical products, including U.S. Drug Enforcement Agency compliance;

  •
  the loss of key commercial, scientific or management personnel;

  •
  our customer concentration, which may adversely affect our financial condition and results of operations;

  •
  the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing; and

  •
  the other risks, uncertainties and factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as revised and supplemented by those risks described from time to time in other reports which we file with the SEC.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly under "Risk Factors" that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

        You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

        Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part. See "Risk Factors."

 USE OF PROCEEDS

        We will receive no proceeds from the sale of shares of common stock by the Selling Shareholder.

        The Shares covered by this prospectus are issuable upon exercise of the Warrant issued to the Selling Shareholder. The exercise price of the Warrant is $19.20 per share. The exercise price and number of shares of common stock issuable upon exercise of the Warrant may be adjusted in certain circumstances, including stock splits or dividends, mergers, or reclassifications or similar events. Upon any exercise of the Warrant, the Selling Shareholder will pay us the exercise price. To the extent we receive proceeds from a cash exercise for any portion of the Warrant, we intend to use the proceeds for general corporate purposes.

 SELLING SHAREHOLDER

        The table below sets forth information concerning the resale of our shares by the Selling Shareholder. The Selling Shareholder acquired our securities in a private placement transaction. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the common stock and the Warrant. Unless otherwise stated below in the footnotes, to our knowledge, neither the Selling Shareholder, nor any affiliate of such Selling Shareholder: (i) has held any position or office with us during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.

        The Selling Shareholder may exercise the Warrant at any time in its sole discretion. Set forth below is the name of the Selling Shareholder and the amount and percentage of common stock owned by the Selling Shareholder (including shares which the Selling Shareholder has the right to acquire within 60 days, including upon exercise of options or warrants) prior to the offering, the shares to be sold in the offering, and the amount and percentage of common stock to be owned by each (including shares which the Selling Shareholder has the right to acquire within 60 days, including upon exercise of options or warrants) after the offering assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power with respect to shares held by the the Selling Shareholder.

        We have registered up to 1,041,667 shares of our common stock underlying the Warrant issued to Assertio on November 8, 2018 pursuant to the Nucynta Commercialization Agreement. See "Prospectus Summary" above.

        The following table is based on information provided to us by the Selling Shareholder and is as of March 1, 2020. The Selling Shareholder may sell all or some of the shares of common stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that the Selling Shareholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. In addition, we cannot estimate the number of shares of common stock that the Selling Shareholder will beneficially own after termination of sales under this prospectus.

Selling Shareholder	# of Shares held before Offering(1)	Percentage of Shares Before Offering(2)	# Shares Being Offered	# of Shares held after Offering	Percentage of Shares After Offering(2)
Assertio Therapeutics, Inc.	1,041,667	*	1,041,667	—	0%

*
Represents less than 1%

(1)
Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or dispositive power. Shares of common stock registered hereunder, as well as shares of common stock subject to options, warrants or convertible preferred stock that are exercisable or convertible within 60 days of March 1, 2020, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such shares of common stock, options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(2)
Percentages are based on 34,262,562 shares of common stock outstanding as of March 1, 2020.

PLAN OF DISTRIBUTION

        The Selling Shareholder, which for this purpose include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Shareholder as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The Selling Shareholder may use any one or more of the following methods when selling our shares or interests in our shares:

  •
  an underwritten offering;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

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  privately negotiated transactions;

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  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

  •
  any other method permitted by applicable law.

        The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our common shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the Selling Shareholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the Selling Shareholder.

        The Selling Shareholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under Section 4(a)(1) of the Securities Act, if available, rather than by means of this prospectus.

        In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the Selling Shareholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of the Selling Shareholder that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the Selling Shareholder that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

        The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        To the extent required, the shares of our common stock to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        We will pay all expenses of the registration of the common stock for resale by the Selling Shareholder, including, without limitation, filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

 DETERMINATION OF OFFERING PRICE

        The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the Selling Shareholder and buyers of our common stock in private transactions or as otherwise described in "Plan of Distribution."

 DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find Additional Information" below for directions on obtaining these documents.

Common Stock

        Authorized Capital Stock.    Our authorized capital stock consists of 105,000,000 shares, 100,000,000 of which are designated as common stock with a par value of $0.001 per share and 5,000,000 of which are designated as preferred stock with a par value of $0.001. As of December 31, 2019, there were 33,678,840 shares of common stock outstanding, no shares of preferred stock outstanding, warrants to purchase an aggregate of 1,041,667 shares of common stock outstanding, options to purchase an aggregate of 3,955,887 shares of common stock outstanding, 849,679 restricted stock units outstanding and 99,400 performance share units outstanding.

        Voting Rights.    The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. With certain exceptions, a majority of the votes cast at a shareholder meeting at which a quorum is present must approve all shareholder matters. Our amended and restated articles of incorporation provide that an amendment to our amended and restated articles of incorporation, a merger, share exchange, domestication, entity conversion, sale of assets that requires shareholder approval or our dissolution must be approved by a majority of all the votes entitled to be cast at a shareholder meeting. Our amended and restated articles of incorporation provide that an amendment to our amended and restated bylaws by the shareholders must be approved by more than two-thirds of all the votes entitled to be cast. Our amended and restated bylaws also provide that our directors are elected by a majority of the votes cast in non-contested director elections. In contested elections, directors are elected by a plurality of the votes cast plurality of the votes cast.

        Dividends.    Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of our common stock are entitled to receive dividends when and as declared by our board of directors from assets or funds legally available therefor. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

        Liquidation.    Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon our dissolution, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our shareholders.

        No Preemptive or Similar Rights.    The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

        Listing.    Our common stock is listed on NASDAQ under the symbol "COLL."

Warrants

        In connection with, and pursuant to, the Nucynta Commercialization Agreement, the Company issued the Warrant to purchase 1,041,667 shares of common stock of the Company at an exercise price of $19.20 per share. The following description is subject to, and qualified in its entirety by, the Warrant, which was filed as an exhibit to a Current Report on Form 8-K filed by the Company with the SEC on November 8, 2018.

        Exercisability.    The Warrant is exercisable, in whole or in part until its expiration on November 8, 2022, at the option of the holder, by delivering to us a duly executed exercise notice accompanied, within two business days, by payment in full for the number of shares of our common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of the Warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or (ii) round up to the next whole share.

        Exercise Price.    The Warrant represents the right to purchase up to 1,041,667 shares of common stock at an exercise price equal to $19.20 per share, subject to adjustment. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Upon exercise, the aggregate exercise price may be paid, at the holder's election, in cash or on a net issuance basis, based upon the fair market value of our common stock at the time of exercise.

        Transferability.    Subject to applicable laws, the Warrant may be offered for sale, sold, transferred or assigned without our consent.

        Exchange Listing.    There is no public trading market for the Warrant, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrant on any securities exchange or other trading system.

        Rights as a Shareholder.    Except as otherwise provided in the Warrant or by virtue of the holder's ownership of shares of our common stock, the holder of the Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, our Bylaws and Virginia Law

        Various provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws and Virginia law could delay, deter or discourage some transactions involving an actual or potential change in control of the Company.

Articles of Incorporation and Bylaws

Preferred stock

        Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without any action by our shareholders.

Qualification and election of directors

        Our amended and restated bylaws provide that to be eligible to be nominated by a shareholder for election to our board of directors, a person must submit a written questionnaire regarding his or her background and qualifications and must agree to other representations as set forth in our amended and restated bylaws.

        Under our amended and restated articles of incorporation, our board of directors is divided into three classes, each serving three-year terms and until each director's successor is duly elected and qualified. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Our amended and restated articles of incorporation do not provide for cumulative voting in the election of directors.

Board vacancies; removal

        Our amended and restated articles of incorporation provide that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. Our amended and restated articles of incorporation also provide that our directors can only be removed for cause upon the vote of more than two-thirds of the votes entitled to be cast by holders of common stock.

Special meetings of shareholders; number of directors and unanimous written consent of shareholders

        Our amended and restated articles of incorporation provide that only the board of directors, the chairman of the board of directors or the president may call a special meeting of the shareholders. Our amended and restated bylaws provide that the authorized number of our directors be changed only by resolution of our board of directors. Our amended and restated bylaws prohibit shareholders from acting by less-than-unanimous written consent.

Advance notification of shareholder nominations and proposals

        Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Virginia Anti-Takeover Statutes

Affiliated transactions statute

        Virginia law contains provisions governing certain material transactions, or affiliated transactions, between the Company and any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder. In general, these provisions prohibit a Virginia corporation from engaging in an affiliated transaction with an interested shareholder for a period of three years following the date such person became an interested shareholder, unless (i) a majority of the disinterested directors and the holders of at least two-thirds of the voting shares, other than those beneficially owned by the interested shareholder, approved the affiliated transaction, or (ii) before the date that the person became an interested shareholder, a majority of the disinterested directors approved the transaction that resulted in the person becoming an interested shareholder. After three years, any such transaction must be at a "fair price," as statutorily defined, or must be approved by the holders of at least two-thirds of the voting shares, other than those beneficially owned by the interested shareholder. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, the sale of shares of the corporation or any of its subsidiaries to an interested shareholder having an aggregate fair market value of greater than 5% of the aggregate fair market value of the corporation's outstanding shares, any dissolution of the Company proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalization or merger of the Company with its subsidiaries, if any, that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

        The shareholders of a Virginia corporation may adopt an amendment to the corporation's articles of incorporation or bylaws opting out of the provisions of Virginia law governing affiliated transactions but such amendment shall not be effective until 18 months after its adoption. Neither our amended and restated articles of incorporation nor our amended and restated bylaws contain a provision opting out of the provisions of Virginia law governing affiliated transactions.

Control share acquisitions statute

        Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

        As permitted by Virginia law, our amended and restated articles of incorporation contain a provision opting out of the Virginia anti-takeover law regulating control share acquisitions.

Indemnification and limitation of directors' and officers' liability

        We are a Virginia corporation. As permitted by Virginia law, our amended and restated articles of incorporation provide that no director or officer shall be liable in any proceeding brought by or in the right of us or our shareholders for monetary damages arising out of any transaction, occurrence or other course of conduct, except for liability resulting from willful misconduct or a knowing violation of criminal law or of any federal or state securities laws.

        Our amended and restated articles of incorporation require us to indemnify any director or officer who was or is a party to a proceeding, including a proceeding brought by or in the right of the Company, due to his or her status as our director or officer unless he or she engaged in willful misconduct or a knowing violation of criminal law. Our amended and restated articles of incorporation also require us to advance expenses to such person prior to the final disposition of any such proceeding.

        We have obtained policies that insure our directors and officers against certain liabilities they may incur in their capacity as directors and officers.

        We have entered into indemnification agreements with our directors and executive officers. These agreements contain provisions that may require us, among other things, to advance expenses to and indemnify these directors and officers against certain liabilities that may arise because of their status or service as directors or officers of us.

 LEGAL MATTERS

        Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the underwriters, dealers or agents, if any, will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of Collegium Pharmaceutical, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

        We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC's website at http://www.sec.gov and in the "Investor Relations" section of our website at http://www.collegiumpharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37372):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020;

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 10, 2020 and February 13, 2020; and

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-3732) filed with the SEC on May 1, 2015, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Collegium Pharmaceutical, Inc.
Attention: Corporate Secretary
100 Technology Center Drive, Suite 300
Stoughton, MA 02072
(781) 713 3699

COLLEGIUM PHARMACEUTICAL, INC.

1,041,667 shares of Common Stock

Prospectus

                    , 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth an estimate of the fees and expenses, other than any underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$2,021.37
Accounting fees and expenses	$17,000	(1)
Legal fees and expenses	$25,000	(1)
Printing and miscellaneous fees and expenses	$5,978.63	(1)
Total	$50,000.00	(1)

(1)
Estimated.

Item 15.    Indemnification of Directors and Officers

Virginia Stock Corporation Act

        We are a Virginia corporation. The Virginia Stock Corporation Act, or the VSCA, permits indemnification of a corporation's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Sections 13.1-697 and 13.1-704 of the VSCA generally authorize a Virginia corporation to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation if acting in their official capacity with the corporation or, in all other cases, at least not opposed to its best interests, and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Additionally, Section 13.1-704 of the VSCA provides that a Virginia corporation has the power to make any further indemnity to any director or officer, including in a proceeding brought by or in the right of the corporation, if authorized by its articles of incorporation or any bylaw or resolution adopted by the shareholders, except an indemnity against his or her willful misconduct or a knowing violation of the criminal law. Our amended and restated articles of incorporation require us to indemnify our directors and officers to the full extent permitted by the VSCA.

        Our amended and restated articles of incorporation also provide that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable in any proceeding brought by or on behalf of the Company or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

        We have entered into indemnification agreements with each of our directors and executive officers pursuant to which we agree to indemnify, including advancing expenses to, each of them against any liabilities that he or she may incur as a result of his or her service as a director or officer of the Company to the fullest extent permitted by Virginia law and our amended and restated articles of incorporation.

        We carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

        In any underwriting agreement that we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Company, its directors, its officers and persons who control the Company within the meaning of the Securities Act, against certain liabilities.

Item 16.    Exhibits

Exhibit	Description
4.1	Second Amended and Restated Articles of Incorporation of Collegium Pharmaceutical, Inc.(1)
4.2	Amended and Restated Bylaws of Collegium Pharmaceutical, Inc.(2)
4.3	Warrant to Purchase Stock, dated November 8, 2018, issued by Collegium Pharmaceutical, Inc. to Assertio Therapeutics, Inc.(3)
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of attorney (included on the signature page hereto)

(1)
Previously filed as an exhibit to the registrant's Current Report on Form 8-K filed with the SEC on May 12, 2015.

(2)
Previously filed as an exhibit to the registrant's Current Report on Form 8-K filed with the SEC on December 4, 2017.

(3)
Previously filed as an exhibit to the registrant's Current Report on Form 8-K filed with the SEC on November 8, 2018.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided however, that paragraphs (1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)
If the registrant is relying on Rule 430B:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stoughton, Commonwealth of Massachusetts, on March 16, 2020.

COLLEGIUM PHARMACEUTICAL, INC.
By:	/s/ JOSEPH CIAFFONI Joseph Ciaffoni President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Joseph Ciaffoni and Paul Brannelly, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH CIAFFONI Joseph Ciaffoni	President and Chief Executive Officer (Principal Executive Officer) and Director	March 16, 2020
/s/ PAUL BRANNELLY Paul Brannelly	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2020
/s/ MICHAEL T. HEFFERNAN Michael T. Heffernan, R.Ph.	Chairman of the Board	March 16, 2020
/s/ GAREN BOHLIN Garen G. Bohlin	Director	March 16, 2020
/s/ JOHN A. FALLON, M.D. John A. Fallon, M.D.	Director	March 16, 2020
/s/ JOHN G. FREUND, M.D. John G. Freund, M.D.	Director	March 16, 2020
/s/ DAVID HIRSCH, M.D., PH.D. David Hirsch, M.D., Ph.D.	Director	March 16, 2020
/s/ GWEN MELINCOFF Gwen Melincoff	Director	March 16, 2020
/s/ GINO SANTINI Gino Santini	Director	March 16, 2020
/s/ THEODORE R. SCHROEDER Theodore R. Schroeder	Director	March 16, 2020